The Chrysler Building
                                        405 Lexington Avenue, New York, NY 10174
                                        (212) 704-6000 Fax (212) 704-6288


                                January 31, 2001

ObjectSoft Corporation
Continental Plaza III
433 Hackensack Avenue
Hackensack, New Jersey 07601

Dear Sir or Madam:

         We have acted as counsel to ObjectSoft Corporation, a Delaware corporation (the "Company"), in connection with its filing of a registration statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an offering of an aggregate of 11,520,710 shares of Common Stock, par value $.0001 per share of the Company (the "Common Stock").

         In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, as amended, (ii) Amended and Restated By-laws and (iii) resolutions of the Company's board of directors. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that:

                  (a) the shares of Common Stock issuable upon the conversion of the Series H Preferred Stock, upon issuance in accordance with the terms of the Certificate of Designation of the Series H Preferred Stock, as amended, and with the terms of the Convertible Preferred Stock Purchase Agreement, dated as of December 29, 2000 (the "Agreement"), will be legally issued, fully paid and non-assessable;
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ObjectSoft Corporation
Page 2
January 31, 2001

                  (b) the shares of Common Stock issuable upon the exercise of the warrants (the "Warrants") which are issuable upon the conversion of the Series H Preferred Stock, upon issuance and payment in accordance with the terms of the Agreement and the Warrants, will be legally issued, fully paid and non-assessable;

                  (c) the shares of Common Stock issuable upon the exercise of the warrant (the "Febish Warrant") issued to George J. Febish ("Febish") as consideration for services rendered, upon issuance and payment in accordance with the terms of the Febish Warrant, will be legally issued, fully paid and non-assessable;

                  (d) the shares of Common Stock issuable upon the exercise of options (the "Febish Options") issued to Febish pursuant to the performance stock option agreement between ObjectSoft Corporation and Febish, dated as of December 9, 1999 (the "Stock Option Agreement"), upon issuance and payment in accordance with the terms of the Stock Option Agreement, will be legally issued, fully paid and non-assessable;

                  (e)  the   shares  of  Common   Stock   issued  to  Febish  as
consideration for services rendered, were legally issued, and are fully paid and non-assessable;

                  (f) the shares of Common Stock issuable upon the exercise of the warrant (the "Andrews Warrant") issued to Maria Andrews as consideration for services rendered, upon issuance and payment in accordance with the terms of the Andrews Warrant, will be legally issued, fully paid and non-assessable;

                  (g) the shares of Common Stock issuable upon the exercise of the warrant (the "Investor Relations Warrant") issued to The Investor Relations Group, Inc. as consideration for services rendered and to be rendered, upon issuance and payment in accordance with the terms of the Investor Relations Warrant, will be legally issued, fully-paid and non-assessable;

                  (h) the shares of Common Stock issuable upon the exercise of the warrants (the "Aspen Warrants") issued to Aspen International, Ltd. pursuant to promissory notes evidencing loans to the Company (the "Aspen Notes"), upon issuance and payment in accordance with the terms of the Aspen Notes and the terms of the Aspen Warrants, will be legally issued, fully paid and non-assessable; and

                  (i) the shares of Common Stock issuable upon the exercise of the warrant (the "Moonlight Warrant") issued to Moonlight Holdings, Ltd. pursuant to a promissory note evidencing a loan to the Company (the "Moonlight Note"), upon issuance and payment in accordance with the terms of the Moonlight Note and the terms of the Moonlight Warrant, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as

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ObjectSoft Corporation
Page 3
January 31, 2001

an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-B promulgated under the Act.

                                Very truly yours


                            /s/ PARKER CHAPIN LLP
                                PARKER CHAPIN LLP